                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant                                [x]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
    240.14a-12

                       BOLDER TECHNOLOGIES CORPORATION
    -----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1.   Title of each class of securities to which transaction applies:


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    2.   Aggregate number of securities to which transaction applies:


         --------------------------------------------------------------------

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         --------------------------------------------------------------------

    4.   Proposed maximum aggregate value of transaction:


         --------------------------------------------------------------------

    5.   Total fee paid:


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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1.   Amount Previously Paid:

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    2.   Form, Schedule or Registration Statement No.:

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    3.   Filing Party:

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    4.   Date Filed:

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



                        BOLDER TECHNOLOGIES CORPORATION
                                 5181 Ward Road
                          Wheat Ridge, Colorado  80033

      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 1997

TO THE STOCKHOLDERS OF BOLDER TECHNOLOGIES CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BOLDER TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, June 5, 1997, at 10:00 a.m. local time, at the Company's facilities located at 4403 Table Mountain Parkway, Golden, Colorado 80403 for the following purposes:

         1. To elect two Class I Directors to hold office until the 2000 Annual Meeting of Stockholders.

         2. To approve the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 633,334 shares and to add provisions with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

         3. To ratify the selection of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 1997.

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 17, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                     By Order of the Board of Directors,

                                     /s/ Joseph F. Fojtasek

                                     Joseph F. Fojtasek, Secretary



Wheat Ridge, Colorado
April 29, 1997

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        BOLDER TECHNOLOGIES CORPORATION
                                 5181 Ward Road
                          Wheat Ridge, Colorado  80033

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Bolder Technologies Corporation, a Delaware corporation ("Bolder" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, June 5, 1997, at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's facilities located at 4403 Table Mountain Parkway, Golden, Colorado 80403. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 29, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on April 17, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 17, 1997, the Company had outstanding and entitled to vote 9,429,874 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of establishing a quorum.

         With regard to election of Class I Directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

         Abstentions may be specified on the proposals to approve the 1996 Equity Incentive Plan and to ratify the Company's auditors. Abstentions on the proposal to ratify the Company's auditors will have no effect. Abstentions on the proposal to approve the 1996 Equity Incentive Plan will have the effect of a negative vote.

         Brokerage firms who hold shares in "street name" for customers have the authority to vote those shares with respect to the election of directors and the ratification of the appointment of the Company's auditors if such firms have not received voting instructions from a beneficial owner. Brokers will not have authority to vote shares with respect to the proposal to approve the 1996 Equity Incentive Plan. The failure of a broker to vote shares in the absence of instructions (a "broker non-vote") will have the effect of a vote against the proposal to approve the 1996 Equity Incentive Plan; broker non-votes will have no effect with respect to any other matter considered at the Annual Meeting.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 5181 Ward Road, Wheat Ridge, Colorado 80033, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than December 30, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.





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
                                   PROPOSAL 1

                         ELECTION OF CLASS I DIRECTORS

         The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of Directors in which the vacancy occurred and until such director's successor is elected and qualified.

         The Board of Directors is presently composed of five members and there is one vacancy. There are two Class I Directors, whose term of office expires in 1997. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2000 annual meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

         Set below is biographical information for each person nominated to serve on the Board of Directors and each person whose term of office as a director will continue after the Annual Meeting.

                   NAME                         AGE        CLASS
                   ----                         ---        -----
   Wilmer R. Bottoms, Ph.D.(1)(2)               54         Class II Director
   Tristan E. Juergens                          52         Class III Director
   Daniel S. Lankford                           51         Class I Director
   David L. Riegel (1)(2)                       59         Class I Director
   Carl S. Stutts (1)(2)                        50         Class II Director

------------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.


NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING (CLASS I DIRECTORS)

         Daniel S. Lankford has served as Chief Executive Officer and President of Bolder since July 1994 and as Chairman of the Board of Directors since October 1996. Prior to joining the Company, Mr. Lankford was Chief Executive Officer of AT&T Microelectronics--Europe from December 1989 to July 1994, and prior to that, Mr. Lankford served as Vice President of Marketing for AT&T's worldwide microelectronics unit. He received his M.S. in Management as a Sloan Fellow from Stanford University and his B.S. from Johns Hopkins University.
Mr. Lankford is a Class I Director.

         David L. Riegel has been a director at Bolder since 1992. From May 1992 to October 1992 Mr. Riegel served as the Chief Executive Officer of the Company. Mr. Riegel is the Executive Vice President and Chief Operating Officer of Exabyte Corporation, a data storage company, a position he has held since December 1994. From July 1993 to December 1994, Mr. Riegel was Senior Vice President of Operations at Exabyte. From November 1992 to July 1993, he was Senior Vice President and Chief Executive Officer of PrairieTek Corp., a disk drive manufacturer. PrairieTek filed for protection under Chapter 11 of the Federal bankruptcy laws in August 1991. Mr. Riegel received a B.S. from Purdue University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING (CLASS II
DIRECTORS)

         Wilmer R. Bottoms, Ph.D. has been a director at Bolder since 1993. Since July 1996, Dr. Bottoms has served as Chairman of the Board and Chief Executive Officer of Credence Systems Corporation. From 1984 to July 1996, Dr. Bottoms was a Senior Vice President of Patricof & Co. Ventures, Inc. Dr. Bottoms received a Ph.D. from Tulane University and a B.S. from Huntington College.

         Carl S. Stutts has been a director at Bolder since 1992. Mr. Stutts is a general partner of Columbine Venture Management II, the general partner of Columbine Venture Fund II, a position he has held since 1988. Mr. Stutts was a director of Thesis, Inc., which filed a voluntary petition under Chapter 11 of the Federal Bankruptcy laws in July 1994. Mr. Stutts received an M.B.A. from the University of Houston and a B.S. from North Carolina State University.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING (CLASS III
DIRECTOR)

         Tristan E. Juergens is the Company's founder. He has served as a director at Bolder since 1991. Mr. Juergens served as the Company's Chief Technical Officer from May 1992 to March 1996. From March 1991 to May 1992, he served as President of the Company. Mr. Juergens holds a B.S. from the University of Wisconsin.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 1996 the Board of Directors held 19 meetings. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Bottoms, Riegel and Stutts. It met once during the fiscal year ended December 31, 1996.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Bottoms, Riegel and Stutts. It met once during the fiscal year ended December 31, 1996.

         During the fiscal year ended December 31, 1996, each Board member other than Messrs. Juergens and Riegel attended 75% or more of the meetings of the Board and of the committees on which he served that were held during the period(s) for which he served as a director and committee member.

                                   PROPOSAL 2

                     APPROVAL OF 1996 EQUITY INCENTIVE PLAN

         In March 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Equity Incentive Plan (the "1996 Plan"). At December 31, 1996, there were 1,666,666 shares of the Company's Common Stock authorized for issuance under the 1996 Plan.

         At December 31, 1996, options (net of canceled or expired options) covering an aggregate of 887,750 shares of the Company's Common Stock had been granted under the 1996 Plan, and only 193,086 shares (plus any shares that might in the future be returned to the 1996 Plan as a result of cancellation or expiration of options) remained available for future grant under the 1996 Plan.

         In April 1997, the Board approved an amendment to the 1996 Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the 1996 Plan from a total of 1,666,666 shares to 2,300,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

         In April 1997, the Board also amended the 1996 Plan, subject to stockholder approval, generally to permit the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to continue to be able to deduct as a business expense certain compensation attributable to the exercise of stock options granted under the 1996 Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m). In light of the Section 162(m) requirements, the Board has amended the 1996 Plan, subject to stockholder approval, to include a limitation providing that no employee may be granted options under the 1996 Plan during a calendar year to purchase in excess of 460,000 shares of Common Stock. Previously, no such formal limitation was placed on the number of shares available for option grants to an employee. In addition, the 1996 Plan was amended, subject to stockholder approval, to provide that, in the Board's discretion, directors who grant options to covered employees generally will be "outside directors" as defined in Section 162(m). For a description of this requirement, see "Administration."

         Stockholders are requested in this Proposal 2 to approve the 1996 Plan, as amended. If the stockholders fail to approve this Proposal 2, options granted under the 1996 Plan after the Annual Meeting will not qualify as performance-based compensation and, in some circumstances, the Company may be denied a business expense deduction for compensation recognized in connection with the exercise of these stock options. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1996 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The essential features of the 1996 Plan are outlined below:

GENERAL

         The 1996 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code. Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

         The 1996 Plan was adopted to provide a means by which selected officers, directors and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of March 31, 1997, all of the Company's approximately 74 employees and consultants are eligible to participate in the 1996 Plan.

ADMINISTRATION

         The 1996 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1996 Plan and, subject to the provisions of the 1996 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, and other terms of the option. The Board of Directors is authorized to delegate administration of the 1996 Plan to a committee composed of members of the Board.

         Proposed regulations under Section 162(m) will require that the directors who serve as members of the Compensation Committee must be "outside directors." The 1996 Plan has been amended, subject to stockholder approval, to provide that, in the Board's discretion, directors serving on the Compensation Committee will also be "outside directors" within the meaning of
Section 162(m).  This limitation would exclude from the Compensation Committee
(i) current employees of the Company, (ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company,
(iv) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" for purposes of Section 162(m). The Company currently intends to monitor the proposed regulations and will determine at the appropriate time whether to make any change to the composition of its Compensation Committee if any would be required by the final regulations.

ELIGIBILITY

         Incentive stock options may be granted under the 1996 Plan only to key employees (including officers) of the Company and its affiliates. Employees (including officers) and consultants are also eligible to receive nonstatutory stock options under the 1996 Plan. Non-employee directors are eligible only for nonstatutory option grants under the 1996 Plan.

         No incentive stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1996 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

         Subject to stockholder approval of this Proposal 2, the Company has added to the 1996 Plan a per-employee, per- calendar year limitation equal to 460,000 shares of Common Stock. The purpose of adding this limitation is generally to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1996 Plan. Previously, the Board or the Compensation





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



Committee determined in its discretion the number of shares subject to an option for any employee, and no such formal limitation was placed on the number of shares available for an option to an employee.

STOCK SUBJECT TO THE 1996 PLAN

         If options granted under the 1996 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1996 Plan.

TERMS OF OPTIONS

         The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

         Exercise Price; Payment. The exercise price of incentive stock options under the 1996 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above) may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1996 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At April 17, 1997, the closing price of the Company's Common Stock as reported on The Nasdaq Stock Market (National Market) was $115/8 per share.

         In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the 1996 Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 460,000 share limitation.

         The exercise price of options granted under the 1996 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

         Option Exercise. Options granted under the 1996 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1996 Plan typically vest at the rate of 1/5 of the options becoming exercisable one year following the date of grant and 1/60th of the options becoming exercisable each month (20% per year) during the optionee's employment or services as a consultant. Shares covered by options granted in the future under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

         Term. The maximum term of options under the 1996 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1996 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in





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



which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within one year of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

         If there is any change in the stock subject to the 1996 Plan or subject to any option granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the 1996 Plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to the outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

         The 1996 Plan provides that, in the event of a dissolution or liquidation of the Company or specified types of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1996 Plan or substitute similar options for those outstanding under the 1996 Plan, or the outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1996 Plan, or to substitute similar options, then the time during which the options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on March 5, 2006.

         The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the 1996 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1996 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

         Under the 1996 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order." In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer Which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

         Incentive Stock Options. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

         If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         Nonstatutory Stock Options. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences:

         There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add
Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per- employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

         The following table presents certain information with respect to options to be granted under the 1996 Plan during the Company's fiscal year ending December 31, 1997 to (i) the Named Executive Officers (as defined in "Executive Compensation" below), (ii) all executive officers as a group, (iii) all non-executive officer directors as a group, and (iv) all non-executive officer employees as a group.

                               NEW PLAN BENEFITS

                                                             1996 EQUITY INCENTIVE PLAN
                                         ----------------------------------------------------------------------
                                                                                 NUMBER OF SHARES SUBJECT
         NAME AND POSITION                      DOLLAR VALUE(1)                     TO OPTIONS GRANTED
-------------------------------------    --------------------------------   -----------------------------------
Daniel S. Lankford(2)                               $1,326,996                              121,166

Joseph F. Fojtasek(2)                               $  799,998                              133,333

Sandra D. Schreiber(2)                              $  644,000                               50,000

Robert F. Nelson(2)(3)                                      --                                   --

Arnold C. Allen(2)                                  $  204,183                               16,668

All Executive Officers                              $2,975,177                              321,167
as a Group(2)

All Non-Executive Officer                           $   46,500(4)                             4,000
Directors as a Group

All Non-Executive Officer                           $1,853,295                              143,166
Employees as a Group(2)

--------------
(1) Exercise price multiplied by the number of shares underlying the option(s).

(2) Option grants to this person or group of persons will be made at the discretion of the Board and are not determinable at this time. Accordingly, this table sets forth information regarding option grants actually made to such person or group of persons during the Company's fiscal year ended December 31, 1996.

(3)      Mr. Nelson resigned as Vice President, Technology effective January
         1997.

(4) Based on an assumed exercise price of $115/8 per share, the closing price of the Company's Common Stock on April 17, 1997, as reported on The Nasdaq Stock Market (National Market). The actual exercise price will be equal to the closing price on June 5, 1997.

                                   PROPOSAL 3

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since 1991. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         Set forth below are the names, periods of service and past experience of the executive officers and key employees of the Company.

                   NAME                     AGE                 POSITION
                   ----                     ---                 --------
EXECUTIVE OFFICERS

Daniel S. Lankford                          51        Chief Executive Officer,  President and Chairman of
                                                      the Board

Joseph F. Fojtasek                          56        Chief  Financial Officer, Vice President of Finance
                                                      and Administration, Secretary and Treasurer

Sandra D. Schreiber                         48        Senior Vice President, Operations

Arnold C. Allen                             57        Vice President, Marketing and Sales

KEY EMPLOYEES

Dr. Ramesh C. Bhardwaj                      41        Principal Materials Scientist

Michael E. Cox                              46        Director of Product Engineering

Kevin C. Obenchain                          41        Controller

Dr. Hollis Pence                            46        Director of Systems Development

Victor Rompa                                36        Director of Quality and Applications

David T. Sell                               55        Director of Manufacturing

Steven M. Sherepita                         46        Director of Facilities and Pilot Operations


EXECUTIVE OFFICERS

         Daniel S. Lankford has served as Chief Executive Officer and President of Bolder since July 1994 and as Chairman of the Board of Directors since October 1996. Prior to joining the Company, Mr. Lankford was Chief Executive Officer of AT&T Microelectronics--Europe from December 1989 to July 1994, and prior to that, Mr. Lankford served as Vice President of Marketing for AT&T's worldwide microelectronics unit. He received his M.S. in Management as a Sloan Fellow from Stanford University and his B.S. from Johns Hopkins University.
Mr. Lankford is a Class I Director.

         Joseph F. Fojtasek joined Bolder as Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer in February 1996. From April 1992 to February 1996, Mr. Fojtasek served as Vice President and Chief Financial Officer of CoCensys, Inc., a biopharmaceutical company. In 1990 and 1991, Mr. Fojtasek provided financial consulting services, in some cases acting as Chief Financial Officer, to various early stage technology companies. He received his M.B.A. and B.S. from the University of Texas.

         Sandra D. Schreiber has served as the Company's Senior Vice President, Operations since August 1995 and served as Vice President, Quality from March 1994 to February 1995, when she became Vice President, Operations. Prior to joining Bolder in August 1993, Ms. Schreiber was Vice President, Technical Operations at

Ivion Corporation, a manufacturer of infusion pumps. Ms. Schreiber received her B.S. from Montana State University.

         Arnold C. Allen joined Bolder in October 1994 as Vice President, Marketing and Sales. From April 1993 to October 1994, Mr. Allen was the Director of Marketing and Sales for OPTIMA Battery Company, a manufacturer of batteries. From 1991 to April 1993, Mr. Allen was an Environmental Clean-Up Process Manager for Halliburton Corporation, an energy company. Mr. Allen has a B.S. from the United States Naval Academy.

KEY EMPLOYEES

         Dr. Ramesh C. Bhardwaj joined Bolder in June 1996 as Principal Materials Scientist. From May 1994 to June 1996, Dr. Bhardwaj was an Engineer V with Rockwell International Company. From April 1993 to May 1994, Dr. Bhardwaj was Principal Scientist with Lockheed Engineering and Sciences Company, in their White Sands Test Facility, NASA-Johnson Space Center. From May 1988 to April 1993, Dr. Bhardwaj was Senior Scientist in the Department of Chemistry at Texas A&M University. Dr. Bhardwaj holds an M.S. and Ph.D. in Electrochemistry and Spectroscopy from the University of Jobhbur.

         Michael E. Cox joined Bolder in May 1996 as Director of Product Engineering. From 1995 to May 1996, Mr. Cox was a Manufacturing Consultant to Commonwealth Sprague Capacitor, Inc., a manufacturer of capacitors and DC motor drives. From 1994 to 1995, Mr. Cox served as Manager -- Special Projects for Aerovox, Inc., a manufacturer of capacitors and as a manufacturing consultant. From 1988 to 1993, Mr. Cox served as Manager of Quality Control and Project
Manager for Aerovox, Inc.   Mr. Cox received an M.B.A. from SUNY-Albany and his
B.S. from Regis College.

         Kevin C. Obenchain, CPA, joined Bolder in November 1996 as Controller. From November 1994 to May 1996, Mr. Obenchain was the Controller for Combyte, Inc., a manufacturer of data storage products. From 1991 to October 1994, Mr. Obenchain was a Division Accountant at Array Technology Corporation, a manufacturer of disk arrays. Mr. Obenchain has an M.B.A. in Accounting from the University of Colorado and a B.A. from Michigan State University.

         Dr. Hollis Pence joined Bolder in October 1996 as Director of Systems Development. Dr. Pence had been a technical consultant to Bolder since March 1995. From 1991 to October 1996, Dr. Pence served as President of the Technical Network, Inc., a consulting firm in statistical and reliability engineering. Dr. Pence received his Ph.D. and M.A. from the University of Northern Colorado and his B.A. from the University of Colorado.

         Victor Rompa joined Bolder in September 1994 and is the Director of Quality and Applications. From April 1991 to September 1994, Mr. Rompa was Manager, Product Assurance and Test for SAFT Aerospace Batteries, a battery manufacturer. Mr. Rompa holds a B.S.E.E. from the University of Hartford.

         David T. Sell joined Bolder in February 1997 as Director of Manufacturing. From June 1991 to February 1997, Mr. Sell held various positions with Sharp Microelectronics Technology, a manufacturer of semi-conductors, including Director of Operations and Quality Assurance Manager. Mr. Sell holds an M.B.A. from Regis University and a B.S. from San Jose State University.

         Steven M. Sherepita joined Bolder in March 1993 and is the Director of Facilities and Pilot Operations. From 1990 to March 1993, Mr. Sherepita served as Plant Manager for Warvel Products, Inc., a furniture manufacturing company.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 17, 1997 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers employed by the Company on April 17, 1997; (iii) all executive officers and directors of the Company as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock.





                                                                          BENEFICIAL OWNERSHIP (1)
                                                                  ----------------------------------------
                   BENEFICIAL OWNER                                 NUMBER OF SHARES     PERCENT OF TOTAL
----------------------------------------------------------------- -------------------  ---------------------
Funds managed by Patricof & Co. Ventures, Inc.(2) ...............      1,991,126            21.1%
2100 Geng Road
Palo Alto, CA 94303

Columbine Venture Fund II, L.P.(3) ..............................      1,864,561            19.8%
6312 South Fiddler's Green Circle
Suite 260
Englewood, CO 80111

Johnson Controls Battery Group, Inc. ............................        558,666             5.9%
5757 North Green Bay Avenue
P.O. Box 591
Milwaukee, WI 53201
                                                                         549,800             5.8%
The TCW Group, Inc. .............................................
865 South Figueroa Street
Los Angeles, CA 90017

Daniel S. Lankford(4) ...........................................        304,543             3.2%

Joseph F. Fojtasek(5) ...........................................         30,599               *

Sandra D. Schreiber(6) ..........................................         77,279               *

Arnold C. Allen(7) ..............................................         17,918               *

Wilmer R. Bottoms, Ph.D.(8) .....................................          1,111               *

Tristan E. Juergens(9) ..........................................        395,605             4.2%

David L. Riegel(10) .............................................         83,672               *

Carl S. Stutts(3)(9) ............................................      1,865,672            19.8%

All executive officers and directors
as a group (8 persons)(11) ......................................      2,776,399            28.5%

----------------
* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,429,874 shares of Common Stock outstanding on April 17, 1997, adjusted as required by rules promulgated by the SEC.

(2) Consists of 1,389,881 shares held by APA Excelsior III, L.P., 529,638 shares held by Coutts & Co. (Jersey) Ltd., Custodian for APA Excelsior III/Offshore, L.P. and 71,677 shares held by CIN Venture Nominees Limited.

(3) Mr. Stutts is a general partner of Columbine Venture Management II, the general partner of Columbine Venture Fund II,L.P. ("Columbine"). Mr. Stutts disclaims beneficial ownership of the shares held by Columbine except to the extent of his pecuniary interest arising from his general partnership interest therein.

(4) Includes 76,375 shares which are subject to repurchase by the Company prior to becoming vested (such vesting occurring at the rate of 5,875 shares per month) and 169,817 shares subject to stock options that are exercisable within 60 days of April 17, 1997.

(5) Includes 29,629 shares subject to stock options that are exercisable within 60 days of April 17, 1997.

(6) Includes 72,264 shares subject to stock options that are exercisable within 60 days of April 17, 1997.

(7) Includes 14,221 shares subject to stock options that are exercisable within 60 days of April 17, 1997.

(8) Consists solely of shares subject to stock options that are exercisable within 60 days of April 17, 1997.

(9) Includes 1,111 shares subject to stock options that are exercisable within 60 days of April 17, 1997.

(10) Includes 28,611 shares subject to stock options that are exercisable within 60 days of April 17, 1997.

(11)     See notes 4 through 10 above.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, other than grants of nonstatutory stock options to non-employee directors under the 1996 Plan. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings, in accordance with Company policy.

         Non-employee directors are eligible only for nonstatutory option grants. Each person who becomes a non- employee director will automatically be granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board. On the date of each annual meeting of stockholders of the Company, beginning in 1997, each non-employee director who has continuously served as a non-employee director since the last annual meeting will be granted an option to purchase 1,000 shares of Common Stock, and each other person who is then a non-employee director will be granted an option to purchase a prorated number of shares of Common Stock based on the number of days such person has continuously served as a non-employee director since the last annual meeting. Initial options granted to non-employee directors vest in five equal annual increments following the date of grant, and annual options granted to non-employee directors vest in three equal annual increments following the date of grant.

         During the last fiscal year, the Company granted options covering an aggregate of 40,000 shares to its four non-employee directors, at a weighted average exercise price of $13.20 per share.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

         The following table shows for the fiscal years ended December 31, 1995 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                            ------------------------------------------  ---------------------------
                                                                                           AWARDS        PAYOUTS
                                                                                        -----------  --------------
                                   FISCAL     SALARY       BONUS      OTHER ANNUAL                    ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR        ($)         ($)       COMPENSATION ($)  OPTIONS (#) COMPENSATION($)
--------------------------------   ------   --------     ---------   ----------------   ----------- ---------------
Daniel S. Lankford  . . . . . .     1995    $180,000     $  8,400          --              21,150         --
  Chief Executive Officer,          1996     193,333       80,000          --             121,166         --
  President and Chairman of the
  Board

Joseph F. Fojtasek  . . . . . .     1995       --           --             --               --            --
  Chief Financial Officer, Vice     1996     102,917       25,040          --             133,333       35,000(1)
  President of Finance and
  Administration, Secretary and
  Treasurer

Sandra D. Schreiber . . . . . .     1995     116,731        7,839          --              41,999         --
  Sr. Vice President,               1996     145,000       26,440          --              50,000         --
  Operations

Robert F. Nelson  . . . . . . .     1995     106,000        6,130          --               --            --
  Vice President, Technology        1996     106,000        4,950          --               --            --
  (2)

Arnold C. Allen . . . . . . . .     1995     100,000        5,000          --              26,666         --
  Vice President, Marketing and     1996     105,000       16,610          --              16,668         --
  Sales

__________________________
(1) Reimbursement of moving expenses.
(2) Mr. Nelson resigned as Vice President, Technology effective January 1997.

Stock Option Grants and Exercises

         The Company grants options to its executive officers under its 1996 Plan. As of December 31, 1996, options to purchase a total of 887,750 shares were outstanding under the 1996 Plan and options to purchase 193,086 shares remained available for grant thereunder.

         The following tables show for the fiscal year ended December 31, 1996, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                          OPTION GRANTS IN FISCAL 1996

                                                                      % OF TOTAL
                                                                       OPTIONS
                                                                     GRANTED TO        EXERCISE OR
                                                    OPTIONS          EMPLOYEES IN         BASE           EXPIRATION
                      NAME                          GRANTED (#)      FISCAL YEAR      PRICE ($/SH)        DATE(1)
                      ----                        --------------    ------------      ------------        --------
Daniel S. Lankford  . . . . . . . . . . . . .       21,166 (2)           4.3            $  6.00          02/06/06
                                                   100,000 (3)          20.2            $ 12.00          07/17/06
Joseph F. Fojtasek  . . . . . . . . . . . . .      133,333 (4)          27.0            $  6.00          02/12/06
Sandra D. Schreiber . . . . . . . . . . . . .       50,000 (5)          10.1            $ 12.88          06/01/06
Robert F. Nelson  . . . . . . . . . . . . . .           --               --                --               --
Arnold C. Allen . . . . . . . . . . . . . . .       16,668 (6)           3.4            $ 12.25          08/29/06

---------------------
(1) Any of the options that are exercisable on the date of termination of employment may be exercised until the earlier of three months after such termination and the expiration date unless termination was a result of total and permanent disability, in which case, until the earlier of one year after such termination and the expiration date.

(2) Exercisable on the expiration date, unless the Board of Directors accelerates the vesting of the options based on the achievement of certain performance goals.

(3) Exercisable in 60 equal monthly installments, beginning August 18, 1997.

(4) One-sixth of the options become exercisable one year following the date of grant. One-seventy-second of the options becomes exercisable monthly thereafter.

(5) 20,000 of the options are exercisable in accordance with the vesting schedule set forth in the following note. 30,000 of the options are excercisable in accordance with the vesting schedule set forth in note 2 above.

(6) One-fifth of the options becomes exercisable one year following the date of grant. One-sixtieth of the options becomes exercisable monthly thereafter.

         The following table sets forth information with respect to (i) the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1996, (ii) the number of unexercised options held by the Named Executive Officers as of December 31, 1996 and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock at December 31, 1996 ($16.44) exceeds the exercise price) as of December 31, 1996:

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                                   SHARES                 NUMBER OF UNEXERCISED OPTIONS           VALUE OF UNEXERCISED IN-
                                  ACQUIRED      VALUE           AT DEC. 31, 1996            THE-MONEY OPTIONS AT DEC. 31, 1996
             NAME             ON EXERCISE (#) REALIZED     EXERCISABLE/UNEXERCISABLE             EXERCISABLE/UNEXERCISABLE
             ----               -----------   --------     -------------------------      ---------------------------------------
Daniel S. Lankford  . . . .        --           --               151,843/139,140                     $2,435,041/$933,505
Joseph F. Fojtasek  . . . .        --           --                 --   /133,333                        --   /$1,391,997
Sandra D. Schreiber . . . .        --           --                 43,897/92,768                       $700,710/$836,364
Robert F. Nelson  . . . . .        --           --                 24,166/25,834                       $393,664/$420,836
Arnold C. Allen . . . . . .        --           --                 10,887/39,113                       $165,886/$409,399

Employment Agreements

         On July 11, 1994, the Company entered into an Employment Agreement with Daniel S. Lankford, which provided for Mr. Lankford's employment as the President and Chief Executive Officer of the Company. Under the terms of the agreement, the Company agreed to pay Mr. Lankford a base salary of $180,000 and granted Mr. Lankford an option to purchase 282,000 shares of Common Stock at an exercise price of $.375 per share, subject to vesting over four years from the start of Mr. Lankford's employment with the Company. Mr. Lankford exercised this option as to 133,333 shares early, subject to the Company's right to repurchase a portion of such stock if Mr. Lankford leaves the Company prior to the expiration of the vesting of the option. The Company also paid Mr. Lankford $50,000 to cover his relocation expenses. In the event that the Company terminates Mr. Lankford's employment other than for cause, the Company agreed to pay Mr. Lankford an amount equal to six months of his base salary. Pursuant to the Employment Agreement, in June 1995 the Company granted Mr. Lankford an additional option to purchase 21,150 shares of Common Stock at an exercise price of $1.50 per share, which options will vest in ten years unless the Board of Directors accelerates the vesting of the options based on Mr. Lankford's achievement of certain performance goals. In February 1996, the Company accelerated the vesting of 3,176 shares of such option based on an evaluation of Mr. Lankford's performance during 1995 and granted Mr. Lankford an option to purchase 21,166 shares of Common Stock at an exercise price of $6.00 per share, which options will vest in ten years unless the Board of Directors accelerates the vesting of the options based on Mr. Lankford's achievement of certain performance goals. In January 1997, the Company accelerated the vesting of the remaining 17,974 shares of the June 1995 option based on an evaluation of Mr. Lankford's performance during 1996 and granted Mr. Lankford an option to purchase 21,166 shares of Common Stock at an exercise price of $15.25 per share, which options will vest in ten years unless the Board of Directors accelerates the vesting of the options based on Mr. Lankford's achievement of certain performance goals.

         Pursuant to an Employment Agreement, dated April 1, 1993, between the Company and William E. Younkes, at that time the President and Chief Executive Officer of the Company, the Company granted Mr. Younkes an option to purchase 238,333 shares of Common Stock at an exercise price of $.15 per share. This option was subject to vesting over four years from the start of Mr. Younkes' employment with the Company. Such agreement provided that should Mr. Younkes remain with the Company for a specified period of time, vested shares, if any, could be exercised in exchange for services rendered. Mr. Younkes resigned as President and Chief Executive Officer in July 1994 and remained as Chairman of the Board. Pursuant to an Employment Agreement Amendment, dated October 1, 1995, the Company agreed to retain the services of Mr. Younkes on an hourly basis based upon his then current salary of $3,076 per week prorated to the actual number of hours worked per week. The Company also agreed to extend Mr. Younkes' original severance period of six months by one hour for every hour worked, provided that the value of the severance benefit not exceed the amount specified in the Employment Agreement. In addition, the Company reduced the number of shares which vest on a monthly basis and extended the vesting period of the unvested portion of Mr. Younkes' stock option, totaling 96,982 shares, to 87 months beginning October 1, 1995. In February and June 1996, Mr. Younkes exercised 66,451 and 10,425 shares, respectively, relating to these options. Mr. Younkes resigned from the Board of Directors in October 1996.

         On February 13, 1996, the Company entered into a letter agreement with Joseph F. Fojtasek, which provided for Mr. Fojtasek's employment with the Company as Vice President, Finance and Administration, and Chief Financial Officer. Under the terms of the letter agreement, the Company agreed to pay Mr. Fojtasek a base salary of $130,000 per year, plus a bonus of up to $26,000 in 1996 based on the achievement of certain performance goals and Company performance. The Company also agreed to grant Mr. Fojtasek an option to purchase 133,333 shares of Common Stock at an exercise price of $6.00 per share, subject to vesting over six years from the start of Mr. Fojtasek's employment with the Company. In addition, the Company has agreed to grant Mr. Fojtasek a bonus payable at the rate of $1.50 for each share of Common Stock purchased by Mr. Fojtasek pursuant to such stock option grant. In the event that the Company terminates Mr. Fojtasek's employment, other than for cause, the Company agreed to pay Mr. Fojtasek an amount equal to six months of his base salary. The Company also paid Mr. Fojtasek $35,000 to cover his relocation expenses.

                              CERTAIN TRANSACTIONS

         The Company issued an aggregate of 13,979 shares of Series C Preferred Stock ("Series C Stock") at $3.00 per share and 666,284 shares of Series D Preferred Stock ("Series D Stock") at $6.00 per share in a closing occurring in April 1995 and sold 16,666 shares of Series D Stock at $6.00 per share in a second closing occurring in January 1996. In consideration for these shares, the stockholders, which include certain directors of the Company and their affiliates, paid an aggregate of $4,139,637 in cash and cancellation of indebtedness. In addition, in June 1995 the Company issued to Johnson Controls Battery Group, Inc. ("Johnson Controls"): (i) 250,000 shares of Series E Preferred Stock ("Series E Stock") at $6.00 per share in cash; and (ii) warrants to purchase 308,666 shares of Series E Stock, at an exercise price of $6.00 per share, in consideration of $463 in cash.

         The following table sets forth the number of shares of the Company's Preferred Stock purchased by each of the Company's directors, executive officers and 5% stockholders and their respective affiliates:

                           INVESTOR                           SERIES C STOCK     SERIES D STOCK    SERIES E STOCK
                           --------                           --------------     --------------    --------------
Columbine Venture Fund II, L.P. (1) . . . . . . . .               303,348            79,148                --
Funds managed by
    Patricof & Co. Ventures, Inc.   . . . . . . . .               315,925           124,527                --
David L. Riegel . . . . . . . . . . . . . . . . . .                 8,359               578                --
Johnson Controls Battery Group, Inc.  . . . . . . .                 --                --              558,666

----------------------
(1) Carl S. Stutts, a director of the Company, is a general partner of Columbine Venture Management II, the general partner of Columbine Venture Fund II, L.P.

         In April 1994, the Company issued convertible promissory notes to certain stockholders in the aggregate principal amount of $1,000,000. In connection with this financing, the Company issued (i) notes in the amount of $433,308 to Columbine Venture Fund II, L.P. ("Columbine") in exchange for cash, and (ii) notes in the amount of $448,433 to funds managed by Patricof & Co. Ventures, Inc. ("Patricof") in exchange for cash.

         In March 1995, the Company issued convertible promissory notes to certain stockholders in the aggregate principal amount of $1,797,750 and warrants to purchase 149,998 shares of Common Stock for an aggregate consideration of $2,250. In connection with such financing, the Company issued: (i) a $474,893 note and warrants to purchase 39,624 shares of Common Stock to Columbine in exchange for $475,487 in cash; (ii) notes in the amount of $747,175 and warrants to purchase 62,342 shares of Common Stock to funds managed by Patricof in exchange for $748,110 in cash; and (iii) a $3,474 note and warrants to purchase 290 shares of Common Stock to David L. Riegel, a director of the Company, for $3,478 in cash. The principal amounts of the notes were converted into Series D Stock and the interest accrued on the notes was converted into Series C Stock in May 1995.

         In August 1995, the Company loaned Tristan E. Juergens, at that time the Chief Technical Officer and a director of the Company, $50,000 to assist him in defraying certain medical expenses. The loan was made pursuant to a promissory note executed by Mr. Juergens on August 29, 1995 bearing interest at the rate of 6.04% per year. In addition, the Company repurchased 33,333 shares of Common Stock held by Mr. Juergens at $1.50 per share, pursuant to a Stock Repurchase Agreement between the Company and Mr. Juergens dated August 29, 1995. In November 1995, the Company loaned Mr. Juergens an additional sum of $100,000 pursuant to a promissory note executed by Mr. Juergens on November 7, 1995 bearing interest at the rate of 6.04% per year. Each of these notes has been repaid in full.

         In August 1995, the Company issued a cash bonus to certain officers and employees of the Company, a portion of the proceeds of which were used by such officers and employees to purchase an aggregate of 22,443 shares of Common Stock at $1.50 per share. In connection with this bonus, the Company issued:
(i) 2,914 shares to Arnold C. Allen; (ii) 2,196 shares to Tristan E. Juergens;
(iii) 3,088 shares to Robert F. Nelson; (iv) 3,933 shares to Sandra D. Schreiber; and (v) an aggregate of 10,312 shares to other employees of the Company.

         In April and May 1996, certain stockholders of the Company exercised warrants to purchase Common Stock in the following amounts and at the following exercise prices: (i) 308,606 shares at an exercise price of $6.00 per share;
(ii) 166,666 shares at an exercise price of $1.50 per share; (iii) 145,128 shares at an exercise price of $.75 per share (including 63,270 shares issued to certain stockholders pursuant to cashless exercises of warrants to purchase 68,138 shares). In connection with such warrant exercises, the Company issued
(i) 39,624 shares of Common Stock to Columbine for $29,718; (ii) 290 shares of Common Stock to David L. Riegel for $217; (iii) 308,666 shares to Johnson Controls for $1,851,996; and (iv) 57,888 shares to funds managed by Patricof for $43,416.

         Each share of Preferred Stock converted automatically into Common Stock immediately prior to the closing of the Company's initial public offering.

         The Company believes that the foregoing transactions were in its best interests. As a matter of policy, these transactions were, and all future transactions between the Company and any of its officers, directors or principal stockholders will be, approved by a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of the Company.

                                 OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors,

                                   /s/ Joseph F. Fojtasek

                                   Joseph F. Fojtasek, Secretary


April 29, 1997

PROXY                 BOLDER TECHNOLOGIES CORPORATION                      PROXY

                 5181 Ward Road, Wheat Ridge, Colorado  80033


      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- JUNE 5, 1997

         The undersigned hereby constitutes and appoints Daniel S. Lankford and Joseph F. Fojtasek, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Bolder Technologies Corporation to be held at 4403 Table Mountain Parkway, Golden, Colorado, on Thursday, June 5, 1997 at 10:00 a.m. local time and at any postponements, continuations and adjournments thereof, on all matters coming before said meeting.

1.  ELECTION OF CLASS I DIRECTORS.

                [ ] FOR ALL NOMINEES     [ ] WITHHOLD AUTHORITY
                                             FOR ALL NOMINEES

                Nominees:  Daniel S. Lankford, David L. Riegel

     (To withhold vote for any individual nominee, write that name below.)
     _____________________________________________________________________

2.  APPROVAL OF 1996 EQUITY INCENTIVE PLAN.

                 [ ] FOR          [ ] AGAINST      [ ] ABSTAIN

3.  RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS.

                 [ ] FOR          [ ] AGAINST      [ ] ABSTAIN


         You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

         In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

                               Dated                                 , 1997
                                    --------------------------------

                               --------------------------------------------

                               --------------------------------------------
                                                Signature(s)

                               PLEASE MARK, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE A TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER.